                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a

                              NORTHEAST UTILITIES
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                           [NORTHEAST UTILITIES LOGO]

--------------------------------------------------------------------------------
                      2000 ANNUAL MEETING OF SHAREHOLDERS
--------------------------------------------------------------------------------

Dear Shareholder:

     It is my pleasure to invite you to attend the 2000 Annual Meeting of Shareholders of Northeast Utilities on Tuesday, May 9, 2000, at 10:30 a.m., at the Springfield Marriott, Springfield, Massachusetts (directions are on the reverse side).

     Information concerning the matters to be acted upon at the meeting is provided in the accompanying Notice of Annual Meeting and Proxy Statement. In addition, our meeting agenda will include a discussion of the operations of Northeast Utilities system companies and a question and answer period.

     Whether or not you plan to attend the meeting, it is important that you complete, date, sign and return your proxy in the enclosed envelope as soon as possible. This will ensure that your shares will be represented at the meeting in accordance with your wishes.

     On behalf of your Board of Trustees, thank you for your continued support and interest in Northeast Utilities.

                                            Very truly yours,

                                            /s/ Michael G. Morris

                                            Michael G. Morris
                                            Chairman of the Board, President and
                                            Chief Executive Officer

March 31, 2000

                              SPRINGFIELD MARRIOTT
                                1500 MAIN STREET
                        SPRINGFIELD, MASSACHUSETTS 01115
                                  413-781-7111

                   (Corner of Boland Way and Columbus Avenue)

TRAVELING ON I-91 NORTH FROM HARTFORD, NEW YORK CITY:

     Follow I-91 North to Exit 6 in Massachusetts -- Columbus Avenue, Springfield Center. The exit will put you immediately onto Columbus Avenue. Go through two lights and the hotel will be immediately on the right. Go up the ramp into the garage to Level C, take the elevator on this level for the hotel entrance. Parking validation will be provided.

TRAVELING ON I-91 SOUTH FROM NORTHERN MASSACHUSETTS, VERMONT:

     Follow I-91 South to Exit 7 in Massachusetts -- Springfield Center, Columbus Avenue. Go to the first light and make a left under the highway. At the next light (Columbus Avenue) make another left and the hotel will be immediately on your right. Go up the ramp into the garage to Level C, take the elevator on this level for the hotel entrance. Parking validation will be provided.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON MAY 9, 2000

To the Shareholders of Northeast Utilities:

     The Annual Meeting of Shareholders of Northeast Utilities will be held on Tuesday, May 9, 2000, at 10:30 a.m., at the Springfield Marriott, Springfield, Massachusetts, for the following purposes:

     1.  To fix the number of Trustees at thirteen;

     2.  To elect thirteen Trustees for the ensuing year;

     3. To ratify the selection of Arthur Andersen LLP as independent auditors for 2000; and

     4. To transact any other business that may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on March 10, 2000 are entitled to receive notice of and to vote at the meeting or any adjournment thereof. You are cordially invited to be present at the meeting and to vote. Whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy card and return it in the envelope enclosed for that purpose.

                                                            By order of the Board of Trustees,

                                                                  [/s/ CHERYL W. GRISE]
107 Selden Street                                                    Cheryl W. Grise
Berlin, Connecticut                                          Senior Vice President, Secretary
                                                                   and General Counsel

Mailing Address:
  Post Office Box 270
  Hartford, Connecticut 06141-0270

March 31, 2000
--------------------------------------------------------------------------------

                                   IMPORTANT

     SHAREHOLDERS CAN HELP AVOID THE NECESSITY AND EXPENSE OF FOLLOW-UP LETTERS TO ENSURE THAT A QUORUM IS PRESENT AT THE ANNUAL MEETING BY PROMPTLY RETURNING THE ENCLOSED PROXY. THE ENCLOSED ENVELOPE REQUIRES NO POSTAGE, IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

                                PROXY STATEMENT

     The accompanying proxy is solicited on behalf of the Board of Trustees of Northeast Utilities for use at the Annual Meeting of Shareholders to be held on May 9, 2000, and at any adjournment thereof.

     Please read this proxy statement and fill in, date, sign and return the enclosed form of proxy. The proxy may be revoked at any time before it is voted by filing a letter with the Secretary of Northeast Utilities or by a duly executed proxy card bearing a later date. Properly executed proxies not revoked will be voted according to their terms.

     Only holders of common shares of record at the close of business on March 10, 2000 (the record date) are entitled to receive notice of and to vote at the meeting or any adjournment thereof. On the record date, there were 148,528,006 common shares outstanding. Each such share is entitled to one vote on each matter to be voted on at the Annual Meeting of Shareholders.

     The principal office of Northeast Utilities is located at 174 Brush Hill Avenue, West Springfield, Massachusetts. The general offices of Northeast Utilities and its subsidiaries are located at 107 Selden Street, Berlin, Connecticut (mailing address: Post Office Box 270, Hartford, Connecticut 06141-0270). This proxy statement and the accompanying proxy card are being mailed to shareholders commencing March 31, 2000.

     An affirmative vote of a majority of the common shares outstanding as of the record date will be required to fix the number of Trustees at thirteen and to elect the thirteen nominees named below.

                             1.  NUMBER OF TRUSTEES

                             2.  ELECTION OF TRUSTEES

     Unless a shareholder specifies otherwise, the enclosed proxy will be voted to fix the number of Trustees for the ensuing year at thirteen and to elect the thirteen nominees named below as Trustees to serve until the next Annual Meeting and until their successors have been elected and shall have qualified. The nominees who have not been previously elected as Trustees by shareholders are Messrs. Sanford Cloud, Jr., John H. Forsgren, and Emery G. Olcott. Mr. Forsgren has served as an Associate Trustee of the Board since September 14, 1999. As an Associate Trustee, Mr. Forsgren provided advice and counsel to the Board. He had no responsibilities or powers given to Trustees under the Declaration of Trust of Northeast Utilities. In connection with Northeast Utilities' merger with Yankee Energy System, Inc. (Yankee), Messrs. Cloud and Olcott, former Directors of Yankee, are being nominated to the Board.

     If one or more of the nominees should become unavailable for election, the proxy may be voted for a substitute person or persons. However, there is no reason to anticipate that any of the nominees will not be available.

     Set forth below is each nominee's name, age, date first elected as a Trustee, and a brief summary of the nominee's business experience during the past five years.

     THE BOARD OF TRUSTEES RECOMMENDS THAT SHAREHOLDERS VOTE TO FIX THE NUMBER OF TRUSTEES AT THIRTEEN AND FOR ELECTION OF THE THIRTEEN NOMINEES LISTED BELOW.

[PHOTO OF COTTON MATHER    COTTON MATHER CLEVELAND
CLEVELAND]                 (47 YEARS) 1992
                           President of Mather Associates, New London, New Hampshire (a
                           firm specializing in leadership and organizational
                           development for corporate and non-profit organizations).
                           From 1991 until 1998, Ms. Cleveland was the founding
                           Executive Director of Leadership New Hampshire. She is
                           currently a Director of The National Grange Mutual Insurance
                           Company and of the Ledyard National Bank and serves on the
                           Board of the New Hampshire Center for Public Policy. Ms.
                           Cleveland is an Incorporator for the Upper Valley Community
                           Foundation. She has served on the University System of New
                           Hampshire Board of Trustees as Chair, Vice Chair and a
                           member and served on the Bank of Ireland First Holdings
                           Board of Directors from 1986 to 1996. She was formerly
                           Co-Chair of the Governor's Commission on New Hampshire in
                           the 21st Century and an Incorporator for the New Hampshire
                           Charitable Foundation.
[PHOTO OF SANFORD
CLOUD, JR.]                SANFORD CLOUD, JR.
                           (55 YEARS)
                           President and Chief Executive Officer of The National
                           Conference for Community and Justice, New York, New York.
                           From 1993 to 1994, he was a partner in the law firm of
                           Robinson and Cole, Hartford, Connecticut. Previously, Mr.
                           Cloud was Vice President of Aetna Life and Casualty Company
                           and served for two terms as a State Senator of Connecticut.
                           He is a Director of The Advest Group, Incorporated and Tenet
                           Healthcare Corporation and Chairman of the Board of The
                           Childrens Fund of Connecticut.

                         WILLIAM F. CONWAY
[PHOTO OF WILLIAM F.     (69 YEARS) 1997
CONWAY]                  President of William F. Conway & Associates, Inc., Scottsdale, Arizona (a management consulting firm to the nuclear power industry). From 1989 to 1994 (retired July 1994),
                         Mr. Conway was Executive Vice President -- Nuclear of Arizona Public Service Company,
                         Phoenix, Arizona. Prior to that, he was Senior Vice President of Nuclear Operations at
                         Florida Power & Light Company, Juno Beach, Florida. He is a member of the American
                         Nuclear Society. He served on the Board of Directors of the Nuclear Utilities Management
                         and Resources Council and its Issues Management Committee. He has also served on the
                         Research Advisory Committee of the Electric Power Research Institute and served as
                         Chairman of its Nuclear Power Division Advisory Committee. A former Chairman of the ABB
                         Combustion Engineering Owners Group Executive Committee, Mr. Conway currently serves on its Advanced Light Water Reactor Executive Advisory Committee. Having been a member of the Institute of Nuclear Power Operations (INPO) Board of Directors, he currently serves on INPO's Advisory Council and is a member of the Accrediting Board of its National
                         Academy for Nuclear Training. Mr. Conway is a Director of First Energy Corporation and is
                         Chairman of its Nuclear Committee. He also serves on the Nuclear Safety Review Board at several nuclear facilities.
                         E. GAIL DE PLANQUE
[PHOTO OF E. GAIL DE     (55 YEARS) 1995
PLANQUE]                 President, Strategy Matters, Inc., and Director Energy Strategies Consultancy, Ltd. From
                         1991 to 1995, Dr. de Planque was a Commissioner with the United States Nuclear Regulatory
                         Commission. In 1967, Dr. de Planque joined the Health and Safety Laboratory of the United
                         States Atomic Energy Commission. She served at the Laboratory, now known as the
                         Environmental Measurements Laboratory, until December 1991, as Deputy Director beginning in 1982 and as Director in 1987. She is a Fellow and past President of the American
                         Nuclear Society, a member of the National Academy of Engineering and the National Council
                         on Radiation Protection and Measurements, a Director of British Nuclear Fuels, Inc. and
                         President of the International Nuclear Societies Council. She is a member of the Texas
                         Utilities Electric Operations Review Committee; the External Advisory Committee, Amarillo
                         National Resource Center for Plutonium; the visiting Committee for the Department of
                         Nuclear Engineering, Massachusetts Institute of Technology; and a consultant to the
                         United Nation's International Atomic Energy Agency.

[PHOTO OF JOHN H. FORSGREN]    JOHN H. FORSGREN
                               (53 YEARS)
                               Executive Vice President and Chief Financial Officer of Northeast
                               Utilities and a Director of two of its principal subsidiaries, Public
                               Service Company of New Hampshire and Western Massachusetts
                               Electric Company. From 1995 to 1996, Mr. Forsgren was a Managing
                               Director of the Chase Manhattan Bank. Prior to that, he was Senior
                               Vice President of The Walt Disney Company. He is also a Director of
                               NorthEast Optic Network, Inc. and The Circle Trust Company and a
                               member of the Board of Regents of Georgetown University.

[PHOTO OF RAYMOND L.
GOLDEN]                        RAYMOND L. GOLDEN
                               (62 YEARS) 1999
                               Independent Consultant. Previously served as Chairman Emeritus of BT
                               Wolfensohn, New York, New York, a business unit of BT Alex Brown
                               Incorporated. From August 1996 to December 1997, Mr. Golden was
                               Chairman of BT Wolfensohn. Prior to that, he served as President of
                               Wolfensohn & Company. Mr. Golden serves as a Trustee on the National
                               Wildlife Federation Endowment and the Board of the Jewish Federation
                               of Palm Beach County.

[PHOTO OF ELIZABETH T.         ELIZABETH T. KENNAN
KENNAN]                        (62 YEARS) 1980
                               President Emeritus of Mount Holyoke College, South Hadley,
                               Massachusetts. Previously President of Mount Holyoke College. Dr.
                               Kennan is a Director of Bell Atlantic, The Putnam Funds, Franklin
                               Pierce College, Talbots and Kentucky Home Mutual Insurance. She is a
                               member of the Folger Shakespeare Library Committee.
[PHOTO OF MICHAEL G.
MORRIS]                        MICHAEL G. MORRIS
                               (53 YEARS) 1997
                               Chairman of the Board, President and Chief Executive Officer of
                               Northeast Utilities and Chairman, Chief Executive Officer and a
                               Director of Western Massachusetts Electric Company and Chairman of
                               Public Service Company of New Hampshire. From 1994 to 1997, Mr.
                               Morris was President and Chief Executive Officer of Consumers Energy
                               Company, Dearborn, Michigan. Prior to that, he was Executive Vice
                               President and Chief Operating Officer of Consumers Energy Company. He
                               is a Director of the Institute of Nuclear Power Operations, the
                               Nuclear Energy Institute, the Edison Electric Institute, the
                               Association of Edison Illuminating Companies, Nuclear Electric
                               Insurance Limited and the Connecticut Business & Industry
                               Association. Mr. Morris is also a Regent of Eastern Michigan
                               University.

[PHOTO OF EMERY G.       EMERY G. OLCOTT
OLCOTT]                  (61 YEARS)
                         Chairman, President and Chief Executive Officer of Packard BioScience Company (f/k/a
                         Canberra Industries Incorporated), provider of systems and reagents for the life science and genomics industries and radiation detection instrumentation for environmental monitoring and clean up. He is Vice Chairman and Trustee of the Loomis Chaffee School and
                         serves on the Dean's Advisory Council for the Sloan School of Management at the
                         Massachusetts Institute of Technology.

[PHOTO OF WILLIAM J.     WILLIAM J. PAPE II
PAPE II]                 (68 YEARS) 1974
                         Publisher, Waterbury Republican-American, Waterbury, Connecticut (newspaper). Mr. Pape is
                         President of American-Republican, Inc. He is a Director of Platt Bros. & Co. and Paper
                         Delivery, Inc. He is a Trustee of the Connecticut Policy and Economic Council, Inc. and
                         the Waterbury Y.M.C.A.
[PHOTO OF ROBERT E.
PATRICELLI]              ROBERT E. PATRICELLI
                         (60 YEARS) 1993
                         Chairman, President and Chief Executive Officer of Women's Health USA, Inc., Avon,
                         Connecticut (provides women's health care services). From 1987 to 1997, he was Chairman,
                         President and Chief Executive Officer of Value Health, Inc., Avon, Connecticut.
                         Previously Executive Vice President of CIGNA Corporation and President of CIGNA's
                         Affiliated Businesses Group. Mr. Patricelli has held various positions in the federal government, including White House Fellow in 1965; counsel to a United States Senate
                         Subcommittee; Deputy Undersecretary of the Department of Health, Education and Welfare;
                         and Administrator of the United States Urban Mass Transportation Administration. He is a
                         Director of Hartford Life, Inc., Curagen Corporation, the Connecticut Business & Industry
                         Association, The Bushnell and a Trustee of Wesleyan University.
[PHOTO OF JOHN F.        JOHN F. SWOPE
SWOPE]                   (61 YEARS) 1992
                         President and Chief Executive Officer, Public Broadcasting Service, Alexandria, Virginia
                         from 1999 to March 1, 2000. Retired in 1997 as of counsel to the law firm of Sheehan
                         Phinney Bass + Green, Professional Association, Manchester, New Hampshire. Previously
                         President of Chubb Life Insurance Company of America, Concord, New Hampshire (retired
                         December, 1994). He is a Director of the Public Broadcasting Service and PBS Enterprises
                         and the New Hampshire Business Committee for the Arts. Mr. Swope is President of The
                         Currier Gallery of Art and a Trustee of Tabor Academy.

                         JOHN F. TURNER
[PHOTO OF JOHN F.        (57 YEARS) 1995
TURNER]                  President and Chief Executive Officer of The Conservation Fund, Arlington, Virginia (a
                         national nonprofit organization dedicated to land and water conservation and economic development). From 1989 to 1993, Mr. Turner was Director of the United States Fish &
                         Wildlife Service in the United States Department of the Interior. He has also served as
                         President of the Wyoming State Senate. A former Chairman of the Board of Directors of the
                         Bank of Jackson Hole, Mr. Turner continues as a partner in the family ranch business in
                         Wyoming. He is assisting schools of natural resources at the University of Wyoming,
                         University of Michigan and Yale University with wildlife and land use projects. He is a member of the National Coal Council and a Director of Land Trust Alliance and National
                         Wildlife Refuge Association.

                     BOARD COMMITTEES AND RESPONSIBILITIES

     The Board of Trustees of Northeast Utilities has Audit, Compensation, Corporate Affairs, Corporate Governance, Executive, Finance and Nuclear Committees. The Board of Trustees does not have a Nominating Committee.

     The Audit Committee meets independently with the internal and independent auditors of Northeast Utilities and its subsidiaries to review the auditors' activities, procedures and recommendations. Following each meeting, the Committee reports to the full Board. The Committee recommends annually the appointment of Northeast Utilities' independent auditors for the coming year. The Audit Committee met five times in 1999. The members of the Committee are Messrs. Swope (Chair), Conway, Golden and Turner and Drs. de Planque and Kennan, none of whom is an employee of Northeast Utilities or its subsidiaries.

     The Compensation Committee reviews and adjusts, as appropriate, the compensation policies of Northeast Utilities and its subsidiaries and establishes and implements an evaluation process for the Chief Executive Officer in conjunction with the Corporate Governance Committee. Following each meeting, the Committee reports to the full Board. The Compensation Committee met six times in 1999. The members of the Committee are Messrs. Patricelli (Chair), Pape and Swope, Ms. Cleveland, and Drs. de Planque and Kennan, none of whom is an employee of Northeast Utilities or its subsidiaries. A report from this Committee with respect to executive compensation is included in this proxy statement.

     The Corporate Affairs Committee reviews the policies and practices of Northeast Utilities and its subsidiaries on public issues in areas such as health, safety, environment and equal employment opportunity. Following each meeting, the Committee reports to the full Board. The Corporate Affairs Committee met four times in 1999. The members of the Committee are Messrs. Turner (Chair), Pape and Swope, Dr. Kennan and Ms. Cleveland, none of whom is an employee of Northeast Utilities or its subsidiaries.

     The Corporate Governance Committee recommends criteria for new Trustees and identifies prospective Board candidates. The Committee also evaluates the Board's performance and, in conjunction with the Compensation Committee, establishes and implements an evaluation process for the Chief Executive Officer. Following each meeting, the Committee reports to the full Board. The Corporate Governance Committee met seven times in 1999. The members of the Committee are Dr. Kennan (Chair), Ms. Cleveland and Mr. Turner, none of whom is an employee of Northeast Utilities or its subsidiaries.

     The Executive Committee is empowered to exercise all the authority of the Board, subject to certain limitations set forth in Northeast Utilities' Declaration of Trust, during the intervals between meetings of the Board. The Executive Committee met four times in 1999. The members of the Executive Committee are Messrs. Morris (Chair), Patricelli and Swope and Drs. de Planque and Kennan. Other than Mr. Morris, no Committee member is an employee of Northeast Utilities or its subsidiaries.

     The Finance Committee assists the Board in fulfilling its fiduciary responsibilities relating to financial plans, policies and programs for Northeast Utilities and its subsidiaries. Following each meeting, the Committee reports to the full Board. The Finance Committee met four times in 1999. The members of the Finance Committee are Messrs. Golden (Chair), Morris and Patricelli and Dr. Kennan. Other than Mr. Morris, no Committee member is an employee of Northeast Utilities or its subsidiaries.

     The Nuclear Committee provides the Board with an independent basis for overseeing the safety and effectiveness of the nuclear program of the Northeast Utilities system. More recently, specific attention has been given to oversight of the recovery of Millstone Units 2 and 3; operation of Seabrook Unit 1; decommissioning activities of Connecticut Yankee Atomic Power Station and Millstone Unit 1; management's attention to nuclear safety; progress in resolving issues with the Nuclear Regulatory Commission, the Institute of Nuclear Power Operations and other independent evaluations of nuclear operations; and progress in resolving employee and community concerns. With the exception of meetings held by conference telephone, following each meeting the Committee reports to the full Board. The Nuclear Committee met twenty-three times in 1999. The members of the Committee are Dr. de Planque (Chair), Ms. Cleveland and Messrs. Conway, Pape and Turner, none of whom is an employee of Northeast Utilities or its subsidiaries.

     In 1999, the Board of Trustees held 16 meetings and the Board and Committees of the Board held a total of 69 meetings. All of the nominees for Trustee attended 75 percent or more of the aggregate number of meetings of the Board and the Committees of which they were members.

                              TRUSTEE COMPENSATION

     During 1999, each Trustee who was not an employee of Northeast Utilities or its subsidiaries was compensated at an annual rate of $20,000 cash plus 500 common shares of Northeast Utilities, and received $1,000 for each meeting attended of the Board or its Committees. A non-employee Trustee who participates in a meeting of the Board or any of its Committees by conference telephone receives $675 per meeting. Also, a non-employee Trustee who is asked by either the Board of Trustees or the Chairman of the Board to perform extra services in the interest of the Northeast Utilities system may receive additional compensation of $1,000 per day plus necessary expenses. The Chairs of the Audit, the Compensation, the Corporate Affairs, the Corporate Governance and the Nuclear Committees were compensated at an additional annual rate of $3,500. In addition to the above compensation, Dr. Kennan is paid at the annual rate of $30,000 for the extra services performed as Lead Trustee. The Chair of the Nuclear Committee receives an additional retainer at the rate of $25,000 per year.

     Under the terms of the Northeast Utilities Incentive Plan (Incentive Plan) adopted by shareholders at the 1998 Annual Meeting, each non-employee Trustee is eligible for stock-based grants. During 1999 each such Trustee was granted non-qualified options to purchase 2,500 common shares of Northeast Utilities. Receipt of shares acquired on exercise of these options may be deferred pursuant to the terms of the Northeast Utilities Deferred Compensation Plan for Executives.

     In February 2000 each non-employee Trustee was granted nonqualified options to purchase 2,500 common shares.

     Prior to the beginning of each calendar year, each non-employee Trustee may irrevocably elect to have all or any portion of the annual retainer fee paid in the form of common shares of Northeast Utilities. Pursuant to the Northeast Utilities Deferred Compensation Plan for Trustees, each Trustee may also irrevocably elect to defer receipt of some or all cash and/or share compensation.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires Trustees and certain officers of Northeast Utilities and persons who beneficially own more than ten percent of the outstanding common shares of Northeast Utilities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (SEC) and the New York Stock Exchange. Based on review of copies of such forms furnished to Northeast Utilities, or written representations that no Form 5 was required, Northeast Utilities believes that for the year ended December 31, 1999, all such reporting requirements were complied with in a timely manner.

              COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table provides, as of December 31, 1999, information with respect to persons who are known to Northeast Utilities to beneficially own more than five percent of the common shares of Northeast Utilities. Northeast Utilities has no other class of voting securities.

NAME AND ADDRESS                               AMOUNT AND NATURE OF    PERCENT OF
OF BENEFICIAL OWNER                            BENEFICIAL OWNERSHIP      CLASS
-------------------                            --------------------    ----------
Barrow, Hanley, Mewhinney &
  Strauss, Inc.                                     13,099,288(1)          9.9%
One McKinney Plaza
3232 McKinney Avenue, 15th Floor
Dallas, TX
Capital Research and Management Company              7,525,000(2)          5.7%
333 South Hope Street
Los Angeles, California 90071

---------------
(1) According to an amendment to Schedule 13G dated February 8, 2000, Barrow, Hanley, Mewhinney & Strauss, Inc. holds 13,099,288 common shares of Northeast Utilities. According to the Schedule 13G, Barrow, Hanley, Mewhinney & Strauss, Inc. has sole voting power for 9,552,488 shares, shared voting power for 3,546,800 shares and sole dispositive power for 13,099,288 shares.

(2) According to Schedule 13G dated February 10, 2000, Capital Research and Management Company holds 7,525,000 common shares of Northeast Utilities. According to the Schedule 13G, Capital Research and Management Company has sole voting power for 0 shares, shared voting power for 0 shares, sole dispositive power for 7,525,000 shares and shared dispositive power for 0 shares. The Schedule 13G states that beneficial ownership is disclaimed pursuant to Rule 13d-4.

                      COMMON STOCK OWNERSHIP OF MANAGEMENT

     The following table provides information as of February 24, 2000, as to the beneficial ownership of the common shares of Northeast Utilities by each nominee for Trustee, each of the five highest paid executive officers of Northeast Utilities and its subsidiaries, and all nominees for Trustee and executive officers as a group. Unless otherwise noted, each nominee and executive officer has sole voting and investment power with respect to the listed shares.

                                       AMOUNT AND NATURE OF      PERCENT
               NAME                    BENEFICIAL OWNERSHIP    OF CLASS(1)
               ----                    --------------------    -----------
Cotton Mather Cleveland                        9,449(2)
Sanford Cloud, Jr.                                --
William F. Conway                             11,191(2)(3)
E. Gail de Planque                             9,023(2)
John H. Forsgren                              78,746(4)
Raymond L. Golden                              8,516(5)
Cheryl W. Grise                               32,347(6)
Elizabeth T. Kennan                           10,454(2)
Bruce D. Kenyon                               87,377(7)
Hugh C. MacKenzie                             35,034(8)
Michael G. Morris                            400,496(9)
Emery G. Olcott                                6,400
William J. Pape II                             8,999(2)
Robert E. Patricelli                          14,535(2)
John F. Swope                                 12,508(2)
John F. Turner                                 7,188(2)(10)
All Trustees and Executive Officers
  as a Group (19 persons)                    785,811(11)

---------------
(1) As of February 24, 2000, the Trustees and executive officers of Northeast Utilities, as a group, beneficially owned less than one percent of the Northeast Utilities common shares outstanding.

(2) Includes 6,250 shares that could be acquired by the beneficial owner pursuant to currently exercisable options.

(3) Includes 4,941 shares held jointly by Mr. Conway and his wife, who share voting and investment power.

(4) Includes 174 shares held in an employee stock ownership plan and 5,475 restricted shares, as to which Mr. Forsgren has sole voting power but no dispositive power. Includes 59,739 shares that could be acquired by Mr. Forsgren pursuant to currently exercisable options.

(5) Includes 3,750 shares that could be acquired by Mr. Golden pursuant to currently exercisable options.

(6) Includes 3,285 restricted shares, as to which Mrs. Grise has sole voting power, but no dispositive power. Includes 15,182 shares that could be acquired by Mrs. Grise pursuant to currently exercisable options. Includes 261 shares held by Mrs. Grise's husband as custodian for her children, with whom she shares voting and dispositive power.

(7) Includes 305 shares held in an employee stock ownership plan and 3,467 restricted shares, as to which Mr. Kenyon has sole voting power but no dispositive power. Includes 21,092 shares that could be acquired by Mr. Kenyon pursuant to currently exercisable options.

(8) Includes 3,285 restricted shares, as to which Mr. MacKenzie has sole voting power but no dispositive power. Includes 16,902 shares that could be acquired by Mr. MacKenzie pursuant to currently exercisable options.

(9) Includes 265 shares held in an employee stock ownership plan and 20,939 restricted shares, as to which Mr. Morris has sole voting power but no dispositive power. Includes 349,167 shares that could be acquired by Mr. Morris pursuant to currently exercisable options. Includes 13,095 shares held jointly by Mr. Morris and his wife, who share voting and investment power.

(10) Includes 938 shares held jointly by Mr. Turner and his wife, who share voting and investment power.

(11) Includes 264 shares held in an employee stock ownership plan and 6,881 restricted shares held by executive officers other than those named in the table above as to which they have sole voting power but no dispositive power. Includes 21,126 shares that could be acquired by them pursuant to currently exercisable options, and 37,500 shares that could be acquired by them pursuant to options becoming exercisable within sixty days.

                             EXECUTIVE COMPENSATION

     The following tables present the cash and non-cash compensation received by the Chief Executive Officer and the next four highest paid executive officers of Northeast Utilities, in accordance with rules of the SEC:

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG TERM COMPENSATION
                                                                            --------------------------------------
                                               ANNUAL COMPENSATION                    AWARDS              PAYOUTS
                                         --------------------------------   --------------------------   ---------
                                                                                                           LONG
                                                                 OTHER      RESTRICTED    SECURITIES       TERM
                                                                 ANNUAL       STOCK       UNDERLYING     INCENTIVE    ALL OTHER
                                                                COMPEN-      AWARD(S)    OPTIONS/STOCK    PROGRAM    COMPENSATION
NAME AND PRINCIPAL                       SALARY      BONUS     SATION ($)      ($)       APPRECIATION     PAYOUTS        ($)
POSITION                          YEAR     ($)        ($)       (NOTE 1)     (NOTE 2)     RIGHTS (#)        ($)        (NOTE 3)
------------------                ----   -------   ---------   ----------   ----------   -------------   ---------   ------------
Michael G. Morris                 1999   783,173   1,253,300     92,243      348,611        118,352        --           23,210
  Chairman of the                 1998   757,692     891,000    134,376      255,261         64,574        --           22,731
  Board, President                1997   258,333   1,350,000      --           --           500,000        --           --
  and Chief
  Executive Officer
Bruce D. Kenyon                   1999   500,000      --          --          77,690         20,804      462,500        15,000
  President --                    1998   500,000     300,000      --           --            21,236        --           14,800
  Generation Group                1997   500,000     300,000      --         306,522        139,745        --           --
John H. Forsgren                  1999   429,904     400,000      --         122,682         32,852       87,003        12,888
  Executive Vice                  1998   373,077      --          --           --            73,183        --          104,800
  President and                   1997   350,000      --          --         378,787        184,382        --           50,000
  Chief Financial
  Officer
Hugh C. MacKenzie                 1999   270,000     250,000      --          73,612         19,712        --          108,100
  President -- Retail             1998   270,000      --          --           --            15,496       42,972         7,500
  Business Group                  1997   270,000      --          --         189,778        142,549       26,998         4,800
Cheryl W. Grise                   1999   244,712     250,000      --          73,612         19,712        --           82,247
  Senior Vice President,          1998   209,231      --          --           --            12,916       20,720         6,123
  Secretary and                   1997   200,000      --          --         119,109         89,467       15,188         4,800
  General Counsel

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                                   GRANT DATE
                                                                INDIVIDUAL GRANTS                                    VALUE
                                    --------------------------------------------------------------------------     ----------
                                       NUMBER OF
                                      SECURITIES
                                      UNDERLYING        % OF TOTAL OPTIONS/SARS     EXERCISE OR                    GRANT DATE
                                     OPTIONS/SARS        GRANTED TO EMPLOYEES       BASE PRICE      EXPIRATION      PRESENT
NAME                                  GRANTED (#)           IN FISCAL YEAR            ($/SH)           DATE        VALUE ($)
----                                ---------------     -----------------------     -----------     ----------     ----------
Michael G. Morris                    93,352 (Note 4)               14.7%            14.9375         2/23/2009       620,791
                                     25,000 (Note 5)                3.9%            17.5625         9/13/2009       198,000
Bruce D. Kenyon                      20,804 (Note 4)                3.3%            14.9375         2/23/2009       138,347
John H. Forsgren                     32,852 (Note 4)                5.2%            14.9375         2/23/2009       218,466
Hugh C. MacKenzie                    19,712 (Note 4)                3.1%            14.9375         2/23/2009       131,085
Cheryl W. Grise                      19,712 (Note 4)                3.1%            14.9375         2/23/2009       131,085

                    AGGREGATED OPTIONS/SAR EXERCISES IN LAST
                    FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                  SHARES WITH                      NUMBER OF SECURITIES
                                  RESPECT TO                      UNDERLYING UNEXERCISED            VALUE OF UNEXERCISED
                                     WHICH                             OPTIONS/SARS              IN-THE-MONEY OPTIONS/SARS
                                   SARS WERE       VALUE          AT FISCAL YEAR END (#)           AT FISCAL YEAR-END ($)
                                   EXERCISED      REALIZED     ----------------------------     ----------------------------
NAME                                  (#)           ($)        EXERCISABLE    UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
----                              -----------     --------     -----------    -------------     -----------    -------------
Michael G. Morris                    --             --           318,049         364,877         2,992,333       3,350,961
Bruce D. Kenyon                      98,509       332,468         52,410          27,883           344,674         147,108
John H. Forsgren                    129,974       438,662         99,259          57,247           582,727         288,471
Hugh C. MacKenzie                   100,486       339,140         49,351          24,877           334,118         132,831
Cheryl W. Grise                      63,067       212,851         33,101          24,017           218,741         129,176

NOTES TO SUMMARY COMPENSATION AND OPTION/SAR GRANTS TABLES:

1. Other annual compensation for Mr. Morris consists of 1998 and 1999 relocation expense reimbursements.

2. The aggregate restricted stock holdings by the five individuals named in the table were, at December 31, 1999, 51,989 shares with a value of $1,069,024. Awards shown for 1997 have vested. Awards shown for 1999 vest one-third on February 23, 2000, one-third on February 23, 2001, and one-third on February 23, 2002. A total of 51,989 restricted shares were awarded to these individuals during 1999. Dividends paid on restricted stock are either paid out or reinvested into additional shares.

3. "All Other Compensation" for 1999 consists of employer matching contributions under the Northeast Utilities Service Company 401k Plan, generally available to all eligible employees ($4,800 for each named officer), matching contributions under the Deferred Compensation Plan for Executives (Mr.
   Morris -- $18,710, Mr. Kenyon -- $10,200, Mr. Forsgren -- $8,088, Mr.
   MacKenzie -- $3,300, and Mrs. Grise -- $2,447), and retention payments (Mr. MacKenzie -- $100,000 and Mrs. Grise -- $75,000).

4. These options were granted on February 23, 1999 under the Incentive Plan. All options granted vest one-third on February 23, 2000, one-third on February 23, 2001 and one-third on February 23, 2002. Valued using the Black-Scholes option pricing model, with the following assumptions: Volatility: 36.52 percent (36 months of monthly data); Risk-free rate: 5.61 percent; Dividend yield: 1.89 percent; Exercise date: February 23, 2009.

5. These options were granted on September 14, 1999 and were fully exercisable on the date of grant. Valued using the Black-Scholes option pricing model, with the following assumptions: Volatility: 34.66 percent (36 months of monthly data); Risk-free rate: 6.45 percent; Dividend yield: 1.89 percent; Exercise date: September 13, 2009.

                                PENSION BENEFITS

     The following table shows the estimated annual retirement benefits payable to an executive officer of Northeast Utilities upon retirement, assuming that retirement occurs at age 65 and that the officer is at that time not only eligible for a pension benefit under the Northeast Utilities Service Company Retirement Plan (the Retirement Plan) but also eligible for the make-whole benefit and the target benefit under the Supplemental Executive Retirement Plan for Officers of Northeast Utilities System Companies (the Supplemental Plan). The Supplemental Plan is a non-qualified pension plan providing supplemental retirement income to system officers. The make-whole benefit under the Supplemental Plan, available to all officers, makes up for benefits lost through application of certain tax code limitations on the benefits that may be provided under the Retirement Plan, and includes as "compensation" awards under the executive incentive plans and deferred compensation (as earned). The target benefit further supplements these benefits and is available to officers at the Senior Vice President level and higher who are selected by the Board of Trustees to participate in the target benefit and who remain in the employ of Northeast Utilities companies until at least age 60 (unless the Board of Trustees sets an earlier age).

     The benefits presented below are based on a straight life annuity beginning at age 65 and do not take into account any reduction for joint and survivorship annuity payments. Final average compensation for purposes of calculating the target benefit is the highest average annual compensation of the participant during any 36 consecutive months compensation was earned. Compensation taken into account under the target benefit described above includes salary, bonus, restricted stock awards, and long-term incentive payouts shown in the Summary Compensation Table, but does not include employer matching contributions under the 401k Plan. In the event that an officer's employment terminates because of disability, the retirement benefits shown above would be offset by the amount of any disability benefits payable to the recipient that are attributable to contributions made by Northeast Utilities and its subsidiaries under long term disability plans and policies.

                             ANNUAL TARGET BENEFIT

                                          YEARS OF CREDITED SERVICE
                             ----------------------------------------------------
FINAL AVERAGE COMPENSATION      15         20         25         30         35
--------------------------   --------   --------   --------   --------   --------
        $  200,000           $ 72,000   $ 96,000   $120,000   $120,000   $120,000
           250,000             90,000    120,000    150,000    150,000    150,000
           300,000            108,000    144,000    180,000    180,000    180,000
           350,000            126,000    168,000    210,000    210,000    210,000
           400,000            144,000    192,000    240,000    240,000    240,000
           450,000            162,000    216,000    270,000    270,000    270,000
           500,000            180,000    240,000    300,000    300,000    300,000
           600,000            216,000    288,000    360,000    360,000    360,000
           700,000            252,000    336,000    420,000    420,000    420,000
           800,000            288,000    384,000    480,000    480,000    480,000
           900,000            324,000    432,000    540,000    540,000    540,000
         1,000,000            360,000    480,000    600,000    600,000    600,000
         1,100,000            396,000    528,000    660,000    660,000    660,000
         1,200,000            432,000    576,000    720,000    720,000    720,000

     Each of the executive officers of Northeast Utilities named in the Summary Compensation Table on page 10 is currently eligible for a target benefit, except Messrs. Morris and Kenyon, whose Employment Agreements provide specially calculated retirement benefits, based on their previous arrangements with CMS Energy/Consumers Energy Company (CMS) and South Carolina Electric and Gas, respectively. Mr. Morris's agreement provides that upon retirement after reaching the fifth anniversary of his employment date (or upon disability or termination without cause or following a change in control, as defined) he will be entitled to receive a special retirement benefit calculated by applying the benefit formula of the CMS Supplemental Executive Retirement Plan to all compensation earned from the Northeast Utilities system (the Company) and to all service rendered to the Company and CMS. If Mr. Kenyon retires with at least three years of service with the Company, he will be deemed to have two extra years of service for purpose of his special retirement benefit. If after achieving three years of service he voluntarily terminates employment following a "substantial change, in responsibilities resulting from a material change in the business of Northeast Utilities", he will be deemed to have an additional year of service for purpose of his special retirement benefit, and if he retires with at least three years of service with the Company, he will receive a lump sum payment of $500,000.

     In addition, Mr. Forsgren's Employment Agreement provides for supplemental pension benefits based on crediting up to ten years additional service and providing payments equal to 25 percent of salary for up to 15 years following retirement, reduced by four percentage points for each year that his age is less than 65 years at retirement.

     As of December 31, 1999, the five current executive officers named in the Summary Compensation Table had the following years of credited service for purposes of calculating target benefits under the Supplemental Plan (or in the case of Messrs. Morris and Kenyon, for purposes of calculating the special retirement benefits under their respective Employment Agreements): Mr.
Morris -- 21, Mr. Kenyon -- 5, Mr. Forsgren -- 3, Mr. MacKenzie -- 34, and Mrs. Grise -- 19. In addition, Mr. Forsgren had 6 years of service for purposes of his supplemental pension benefit and would have 25 years of service for such purpose if he were to retire at age 65. Assuming that retirement were to occur at age 65 for these officers, retirement would occur with 33, 13, 15, 41 and 37 years of credited service, respectively.

        EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

     Northeast Utilities Service Company (NUSCO) has entered into employment agreements (the Officer Agreements) with each of the named executive officers. The Officer Agreements are also binding on Northeast Utilities and on each majority-owned subsidiary of Northeast Utilities.

     Each Officer Agreement obligates the officer to perform such duties as may be directed by the NUSCO Board of Directors or the Northeast Utilities Board of Trustees, protect the Company's confidential information, and refrain, while employed by the Company and for a period of time thereafter, from competing with the Company in a specified geographic area. Each Officer Agreement provides that the officer's base salary will not be reduced below certain levels without the consent of the officer, and that the officer will participate in specified benefits under the Supplemental Executive Retirement Plan or other supplemental retirement programs (see Pension Benefits, above) and/or in certain executive incentive programs at specified incentive opportunity levels.

     Each Officer Agreement provides for a specified employment term and for automatic one-year extensions of the employment term unless at least six months' notice of non-renewal is given by either party. The employment term may also be ended by the Company for "cause", as defined, at any time (in which case no supplemental retirement benefit, if any, shall be due), or by the officer on thirty days' prior written notice for any reason. Absent "cause", the Company may remove the officer from his or her position on sixty days' prior written notice, but in the event the officer is so removed and signs a release of all claims against the Company, the officer will receive one or two years' base salary and annual incentive payments, specified employee welfare and pension benefits, and vesting of stock appreciation rights, options and restricted stock.

     Under the terms of an Officer Agreement, upon any termination of employment following a change of control, as defined, between (a) the earlier of the date shareholders approve a change of control transaction or a change of control transaction occurs and (b) the earlier of the date, if any, on which the Board of Trustees abandons the transaction or the date two years following the change of control, if the officer signs a release of all claims against the Company, the officer will be entitled to certain payments including a multiple (not to exceed four) of annual base salary, annual incentive payments, specified employee welfare and pension benefits, and vesting of stock appreciation rights, options and restricted stock. Certain of the change in control provisions may be modified by the Board of Trustees prior to a change in control, on at least two years' notice to the affected officer(s).

     Besides the terms described above, the Officer Agreements of Messrs. Morris, Kenyon and Forsgren provide for a specified salary, cash, restricted stock and/or stock options upon employment, special incentive programs and/or special retirement benefits. See Pension Benefits, above, for further description of these provisions. During 1999, the Officer Agreements of Messrs. Morris, Kenyon and Forsgren and Mrs. Grise were amended to provide that a termination of employment initiated by such officer upon the imposition of a limitation of scope of the officer's responsibilities following a change of control such that the officer's responsibilities relate primarily to a company whose common equity is not publicly held shall constitute a termination upon a change of control. Mr. Kenyon's Officer Agreement also provides for a special short term incentive compensation program in lieu of a portion of the Stock Price Recovery Incentive Program. Under this special program Mr. Kenyon is eligible to receive a payment up to 100 percent of base salary depending on his fulfillment of certain incentive goals for each of the years ending August 31, 1997 and August 31, 1998, and for the 16 month period ending December 31, 1999.

     The descriptions of the various agreements set forth above are for purpose of disclosure in accordance with the proxy and other disclosure rules of the SEC and shall not be controlling on any party; the actual terms of the agreements themselves determine the rights and obligations of the parties.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

OVERVIEW AND STRATEGY

     The Compensation Committee of the Board of Trustees (the Committee) is the administrator of executive compensation for the executives of the Northeast Utilities system (the Company) with authority to establish and interpret the terms of the Company's executive salary and incentive programs. The goal of the Committee's executive compensation program for 1999 was to provide a competitive compensation package to enable the Company to attract and retain key executives with an eye towards the future in a more competitive environment. The Committee further sought to align executive interests with those of Northeast Utilities' shareholders and with Company performance by continuing with the increased use of share-based incentives.

     To help achieve these goals, the Committee drew upon information from a variety of sources, including compensation consultants, utility and general industry surveys, and other publicly available information, including proxy statements. In 1999, the Company's comparison groups for purposes of executive compensation consisted of a consultant's database of roughly 1,000 companies from a broad variety of industries, a consultant's database of over 75 electric and combination electric and gas utilities, and a smaller group of ten electric utilities whose operating characteristics were substantially similar to those of the Company in terms of generation mix and customer size. Nine of the ten companies are included in the Standard & Poor's (S&P) Electric Companies Index, which is the index used in the share performance chart shown on page 17.

BASE SALARY

     The Committee sets the annual base salary for each executive officer except for the Chief Executive Officer (CEO), whose base salary is set by the Board of Trustees following a recommendation by the Committee pursuant to an evaluation process developed by the Committee in conjunction with the Corporate Governance Committee of the Board of Trustees. In 1999 the Committee reviewed the base salary levels of the Company's entire officer group against those of the 75 utility market comparison group with a goal of targeting aggregate officer base salary to the median. The Committee periodically adjusts officers' base salaries to reflect considerations such as changes in responsibility, market sensitivity, individual performance and internal equity. The CEO's base salary was increased by 3.23 percent in 1999 based on the market review and the Committee's judgment as to his past and expected future performance.

ANNUAL INCENTIVE AWARDS

     The Committee again implemented an Annual Incentive Program during 1999. The incentive payout target was 80 percent of base salary for the CEO, and varied from 25 to 50 percent of base salary for the other officers. The Annual Incentive Program was designed to calculate actual aggregate payouts based on the Company's performance against an earnings per share goal and pre-established individual goals. Individual awards were made in cash in February 2000. The CEO received an award under this program of $1,253,300, or 200 percent of target, determined solely on the fulfillment of the earnings-per-share goal. In addition, during September 1999, the Board approved an award of 25,000 stock options for the CEO on account of a highly successful year in 1999 including the sale of the fossil/hydro plants and the restart of Millstone Unit 2.

LONG-TERM INCENTIVE GRANTS

     Long-term stock-based incentive grants were made in February 1999 to each executive officer and other officers and certain key employees of the Company. The Committee targeted these awards such that the total of base pay, target annual incentive awards, and long-term incentive awards for the officer group would be at the 75th percentile of the utility market comparison group. Approximately one-half of the grants' intended value was made in restricted stock and one-half was made in stock options. The CEO's grant was targeted at 110 percent of base salary based upon the consultant's survey database of utilities and general industry and the Committee's goal of making long term incentive awards competitive with these companies.

INTERNAL REVENUE SERVICE LIMITATION ON DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     The Committee believes that its compensation program adequately responds to issues raised by the deductibility cap placed on executive salaries by Section 162(m) of the Internal Revenue Code because of the use of stock options and qualified performance-based compensation in Company incentive programs.

                                            Respectfully submitted,

                                            Robert E. Patricelli, Chairman
                                            William J. Pape II, Vice Chairman
                                            Cotton Mather Cleveland
                                            E. Gail de Planque
                                            Elizabeth T. Kennan
                                            John F. Swope

Dated: February 22, 2000

                            SHARE PERFORMANCE CHART

     The following chart compares the cumulative total return on an investment in Northeast Utilities common shares with the cumulative total return of the S&P 500 Stock Index and the S&P Electric Companies Index over the last five fiscal years, in accordance with the rules of the SEC:

     (Assumes $100 invested on January 1, 1995 in Northeast Utilities (NU) common shares, S&P 500 Index and S&P Electric Companies Index with all dividends reinvested)
[NORTHEAST UTILITIES SHARE PERFORMANCE CHART]

                                                        NU COMMON            S&P ELECTRIC COMPANIES              S&P 500
                                                        ---------            ----------------------              -------
                                                         100.00                      100.00                      100.00
1995                                                     121.00                      131.00                      138.00
1996                                                      72.00                      131.00                      169.00
1997                                                      67.00                      165.00                      226.00
1998                                                      90.00                      191.00                      290.00
1999                                                     117.00                      154.00                      351.00

                 3.  RATIFICATION OF THE SELECTION OF AUDITORS

     The firm of Arthur Andersen LLP, independent public accountants, was selected by the Board of Trustees, and approved by the shareholders, to serve as independent auditors of Northeast Utilities and its subsidiaries for 1999.

     Pursuant to the recommendation of the Audit Committee, the Board of Trustees recommends that shareholders ratify the selection by the Board of Trustees of Arthur Andersen LLP to audit the accounts of Northeast Utilities and its subsidiaries for 2000. Representatives of Arthur Andersen LLP are expected to be present at the meeting. They will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions raised at the meeting.

     THE BOARD OF TRUSTEES RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL.

                               4.  OTHER MATTERS

     The Board of Trustees knows of no matters other than the foregoing to come before the meeting. However, if any other matters come before the meeting, the persons named in the enclosed proxy will vote in their discretion with respect to such other matters.

                                 ANNUAL REPORT

     Northeast Utilities' Annual Report to Shareholders for the year ended December 31, 1999, including financial statements, is being mailed with or prior to this proxy solicitation material. An additional copy of the Annual Report will be mailed to any shareholder upon request.

                                MERGER AGREEMENT

     On October 13, 1999, Northeast Utilities and Consolidated Edison, Inc. (Con Edison) agreed to a merger to combine the two companies. Under the agreement, Con Edison will acquire all of the common shares of Northeast Utilities for $25 per share, subject to adjustment, in a combination of cash and Con Edison common stock. A detailed explanation of the merger, which requires shareholder approval, is set forth in the proxy statement dated February 29, 2000, relating to the shareholder's special meeting scheduled to be held on April 14, 2000 at which such approval will be sought.

                        COST OF SOLICITATION OF PROXIES

     The cost of soliciting proxies on behalf of the Board of Trustees will be borne by Northeast Utilities. In addition to the use of the mails, proxies may be solicited by personal interview, telephone or telegraph, by Trustees, officers or employees of Northeast Utilities or Northeast Utilities Service Company, or by an independent company, Morrow & Co., Inc., which has been retained to assist in the solicitation of proxies from banks, brokerage firms, nominees and individual shareholders for a fee of $12,000 plus reimbursement for expenses. Arrangements will be made to reimburse brokerage firms, nominees, custodians and fiduciaries for expenses incurred in forwarding solicitation materials to the beneficial owners of common shares held as of March 10, 2000.

                               LEGAL PROCEEDINGS

SHAREHOLDER SECURITIES CLASS ACTIONS -- CON EDISON MERGER

     As previously disclosed in reports filed with the SEC pursuant to the Securities Exchange Act of 1934, on October 13, 1999 and October 19, 1999, virtually identical complaints were filed in the Supreme Court of New York against Northeast Utilities and its Trustees. Both complaints purport to be "class action complaints" and allege that the Trustees have breached their fiduciary duties to the plaintiffs and other members of the class by not (i) obtaining the best price for Northeast Utilities' assets and businesses and (ii) entrenching themselves and their corporate offices in connection with the proposed merger with Con Edison. The plaintiffs seek equitable relief, including an order that the Trustees maximize shareholder value, and award attorneys' fees. Northeast Utilities removed the cases from the state court to federal court in New York City and has filed motions to dismiss the actions on various grounds. Northeast Utilities believes that all of these class actions are without merit and intends to vigorously defend against all such actions.

MILLSTONE 3 JOINT OWNER LITIGATION

     As previously disclosed in reports filed with the SEC pursuant to the Securities Exchange Act of 1934, The Connecticut Light and Power Company (CL&P) and Western Massachusetts Electric Company (WMECO), through Northeast Nuclear Energy Company, a subsidiary of Northeast Utilities, operate Millstone Unit 3 on behalf of the facility's joint owners. On August 7, 1997, the non-Northeast Utilities owners of Millstone 3 (minority owners) filed demands for arbitration with CL&P and WMECO, as well as three lawsuits in Massachusetts Superior Court against Northeast Utilities and many of its current and former Trustees. The minority owners raise a number of contract, tort and statutory claims, arising out of the operation of Millstone 3, and seek to recover compensatory damages, punitive damages, treble damages and attorneys' fees. Hearings in the arbitration proceeding commenced on November 16, 1999, and an initial decision on liability is not expected before the third quarter of 2000. One of the three lawsuits has been dismissed as a result of the settlements discussed below. The remaining lawsuits have been consolidated, but no firm trial date has been set.

     NU, CL&P and WMECO have reached settlements with three of the minority owners, who collectively own approximately 60 percent of the minority owners' interest. The agreements involve the payment of certain fixed amounts to the minority owners, and provide for the inclusion of their Millstone 3 interests in CL&P's nuclear auction process. No agreements have been reached with the other seven minority owners.

                 SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     To be included in the proxy statement and form of proxy for the 2001 Annual Meeting of Shareholders, proposals by shareholders must be received no later than December 1, 2000, and must satisfy the conditions established by the SEC. Shareholder proposals submitted to be considered at the 2001 Annual Meeting without inclusion in next year's proxy materials must be received no later than February 14, 2001. If Northeast Utilities is not notified of a shareholder proposal by February 14, 2001, then proxies held by management may provide the discretion to vote against such proposal, even though such proposal is not discussed in the proxy statement. Proposals should be addressed to O. Kay Comendul, Assistant Secretary, Post Office Box 270, Hartford, Connecticut 06141-0270.

                                          By order of the Board of Trustees,

                                          [/s/ CHERYL W. GRISE]
                                          Cheryl W. Grise
                                          Senior Vice President, Secretary
                                          and General Counsel

                           ANNUAL REPORT ON FORM 10-K

     Northeast Utilities will provide shareholders with a copy of its 1999 Annual Report on Form 10-K to the SEC, including the financial statements and schedules thereto, without charge, upon receipt of a written request sent to:

                                O. KAY COMENDUL
                              ASSISTANT SECRETARY
                              NORTHEAST UTILITIES
                              POST OFFICE BOX 270
                        HARTFORD, CONNECTICUT 06141-0270

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

PRINTED ON RECYCLED PAPER                                         [RECYCLE LOGO]

P R O X Y                NORTHEAST UTILITIES                P R O X Y

          PROXY FOR ANNUAL MEETING OF SHAREHOLDERS - MAY 9, 2000


The undersigned appoints MICHAEL G. MORRIS and WILLIAM J. PAPE II, and either of them, proxies of the undersigned, with power of substitution, to act for and to vote all common shares of the undersigned at the Annual Meeting of Shareholders of Northeast Utilities to be held on May 9, 2000, and any adjournment thereof, upon the matters set forth in the notice of said meeting as indicated below.
The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment thereof.

When properly executed, this proxy will be voted as specified by the undersigned. Unless otherwise instructed, this proxy will be voted FOR proposals 1, 2 and 3.



        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

                               (OVER)



The Board of Trustees recommends a vote FOR proposals 1, 2 and 3.

1.   Fix the number of Trustees at thirteen.  [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

2.   Election of the thirteen Trustees nominated.
     [ ] FOR    [ ] FOR ALL EXCEPT AS MARKED     [ ] WITHHELD

     TO VOTE FOR ALL NOMINEES, MARK THE "FOR" BOX. TO WITHHOLD VOTING FOR A PARTICULAR NOMINEE(S), MARK THE "FOR ALL EXCEPT AS MARKED" BOX AND STRIKE A LINE THROUGH THE NAME OF THE NOMINEE(S) IN THE LIST BELOW. TO WITHHOLD VOTING ON ALL NOMINEES, MARK THE "WITHHELD" BOX. Cotton Mather Cleveland, Sanford Cloud, Jr., William F. Conway, E. Gail de Planque, Raymond L. Golden, John H. Forsgren, Elizabeth T. Kennan, Michael G. Morris, Emery G. Olcott, William J. Pape II, Robert E. Patricelli, John F. Swope, John F. Turner.

3.   Ratification of Arthur Andersen LLP as independent auditors for 2000.
     [ ] FOR    [ ] AGAINST    [ ] ABSTAIN


                                            The undersigned hereby acknowledges
                                            receipt of notice of meeting and
                                            related proxy statement.

                                            Date .........................2000

                                            Signed ...........................

                                            Signed ...........................

                                            Please sign in the same form as name
                                            appears hereon. If the shares are
                                            registered in more than one name,
                                            each joint owner or fiduciary should
                                            sign. Fiduciaries and corporate
                                            officers should indicate their
                                            titles.


                                            I PLAN TO ATTEND THE MEETING.
                                            [ ] YES    [ ] NO